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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Devon Energy Corporation:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report covering the 1993 consolidated financial statements of Devon refers to a change in the method of accounting for income taxes.

                                                       /s/ KPMG Peat Marwick LLP
                                                           KPMG Peat Marwick LLP

Oklahoma City, Oklahoma
August 8, 1996